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                                                                    Exhibit 10.5

                                       [GLOBALCENTER LOGO]

                                       April 17, 2000

Mr. Leo J. Hindery, Jr.
Chairman & Chief Executive Officer
GlobalCenter Inc.
141 Caspian Court
Sunnyvale, California 94089


Dear Leo:

  This letter agreement is made to reflect the original intent of the parties regarding, and to clarify certain terms of, the Employment Agreement made between GlobalCenter Inc., a Delaware corporation ("GlobalCenter"), and you effective as of December 5, 1999 (the "Agreement").

  The stock option granted to you under the Agreement to purchase 5.5% of the outstanding common stock of GlobalCenter has an aggregate strike price of $110,000,000, rather than $100,000,000.

  In addition, under the Agreement, you have the discretion to exercise the GlobalCenter stock option described above either for GlobalCenter common stock or for an equivalent percentage of the shares of a stock issued by Global Crossing Ltd. to track the business of GlobalCenter (the "Tracking Stock"), subject to appropriate adjustments without any adverse effect upon you.

  These terms of the Agreement as described in this letter agreement are effective ab initio.

  We look forward to continuing our mutually rewarding relationship.

                              Very truly yours,

                              GLOBALCENTER INC.



                              By:  /s/ Mark J. Coleman
                                 ---------------------


AGREED TO AND ACCEPTED BY:


   /s/  Leo J. Hindery, Jr.
   ------------------------
          Leo J. Hindery, Jr.

Dated April 18, 2000